VIRTUALSCOPICS, LLC

CONDENSED STATEMENT OF FINANCIAL POSITION
(Unaudited)

June 30, 2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,303,124
Accounts receivable	208,574
Prepaid expenses and other assets	185,294
Total Current Assets	1,696,992

PATENTS, net of accumulated amortization of $286,126	1,830,518

PROPERTY AND EQUIPMENT, net of accumulated depreciation
of $199,152	320,009

OTHER ASSETS	636,304

TOTAL ASSETS	$4,483,823

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Notes payable to members, including accrued interest	$72,000
Accounts payable and accrued expenses	492,393
Unearned revenue	332,422

Total Current Liabilities	896,815

OTHER LIABILITIES
Notes payable to members - noncurrent	243,122

TOTAL LIABILITIES	1,139,937

COMMITMENTS

MEMBERS’ EQUITY
Members’ contributions	11,239,534
Accumulated deficit	(7,895,648)

TOTAL MEMBERS’ EQUITY	3,343,886

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$4,483,823

See notes to condensed financial statements.

VIRTUALSCOPICS, LLC

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Six Months Ended
	June 30,
	2005	2004

NET SALES	$1,689,983	$1,364,288

COST OF SERVICES	1,107,486	812,490

GROSS PROFIT	582,497	551,798

OPERATING EXPENSES
Research and development	486,934	489,806
Sales and marketing	270,228	251,711
General and administrative	891,659	611,162

TOTAL OPERATING EXPENSES	1,648,821	1,352,679

OTHER INCOME (EXPENSE)
Interest income	14,013	17,714
Interest expense	(12,369)	(16,653)

TOTAL OTHER INCOME	1,644	1,061

NET LOSS	$(1,064,680)	$(799,820)

See notes to condensed financial statements.

VIRTUALSCOPICS, LLC

CONDENSED STATEMENT OF CHANGES IN MEMBERS’ EQUITY
(Unaudited)

		Member Units
	Warrants and Options	Common
		Units	Amount

BALANCE - January 1, 2005	$627,589	10,885,458	$1,629,305

Cost of equity contributions	(5,152)	—	—

Issuance of stock options to
non-employees	15,300	—	—

Cancellation of stock options	—	—	—

Net loss	—	—	—

BALANCE - June 30, 2005	$638,037	10,885,458	$1,629,305

See notes to condensed financial statements.

VIRTUALSCOPICS, LLC

CONDENSED STATEMENT OF CHANGES IN MEMBERS’ EQUITY, Continued
(Unaudited)

Member Units
	Series A Preferred		Series B Preferred
	Units	Amounts	Units	Amount

BALANCE - January 1, 2005	2,850,915	$2,000,000	1,378,102	$2,500,000

Cost of equity contributions	—	—	—	—

Issuance of stock options to
non-employees	—	—	—	—

Cancellation of stock options	—	—	—	—

Net loss	—	—	—	—

BALANCE - June 30, 2005	2,850,915	$2,000,000	1,378,102	$2,500,000

See notes to condensed financial statements.

VIRTUALSCOPICS, LLC

CONDENSED STATEMENT OF CHANGES IN MEMBERS’ EQUITY, Continued
(Unaudited)

	Member Units
	Series C Preferred		Total
	Units	Amounts	Units	Contributions

BALANCE - January 1, 2005	2,068,882	$4,472,492	17,183,357	$11,229,386

Cost of equity contributions	—	—	—	(5,152)

Issuance of stock options to
non-employees	—	—	—	15,300

Cancellation of stock options	—	—	—	—

Net loss	—	—	—	—

BALANCE - June 30, 2005	2,068,882	$4,472,492	17,183,357	$11,239,534

See notes to condensed financial statements.

VIRTUALSCOPICS, LLC

CONDENSED STATEMENT OF CHANGES IN MEMBERS’ EQUITY, Continued
(Unaudited)

	Accumulated	Total Members’
	Deficit	Equity

BALANCE - January 1, 2005	$(6,830,968)	$4,398,418

Cost of equity contributions	—	(5,152)

Issuance of stock options to non-employees	—	15,300

Cancellation of stock options	—	—

Net loss	(1,064,680)	(1,064,680)

BALANCE - June 30, 2005	$(7,895,648)	$3,343,886

See notes to condensed financial statements.

VIRTUALSCOPICS, LLC

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,064,680)	$(799,820)
Adjustments to reconcile change in net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	197,317	111,293
Issuance of equity instruments to non-employees
for services	15,300	91,429
Changes in operating assets and liabilities:
Accounts receivable	(22,111)	147,370
Prepaid expenses and other assets	—	6,600
Unearned revenue	(1,331,348)	719,555
Accounts payable and accrued expenses	103,957	(225,099)

TOTAL ADJUSTMENTS	(1,036,885)	851,148

NET CASH (USED IN) PROVIDED BY
OPERATING ACTIVITIES	(2,101,565)	51,328

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(60,161)	(95,133)
Acquisition of patents	(54,932)	(71,760)

NET CASH USED IN INVESTING ACTIVITIES	(115,093)	(166,893)

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ contributions	(5,152)	249,122
Repayment of borrowings from members	(13,512)	(27,925)

NET CASH (USED IN) PROVIDED BY
FINANCING ACTIVITIES	$(18,664)	$221,197

See notes to condensed financial statements.

VIRTUALSCOPICS, LLC

CONDENSED STATEMENTS OF CASH FLOWS, Continued
(Unaudited)

	For the Six Months Ended
	June 30,
	2005	2004

NET (DECREASE) INCREASE IN CASH
AND CASH EQUIVALENTS	$(2,235,322)	$105,632

CASH AND CASH EQUIVALENTS - Beginning	3,538,446	3,396,820

CASH AND CASH EQUIVALENTS - Ending	$1,303,124	$3,502,452

SUPPLEMENT DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the six month period for:
Interest	$3,280	$8,271

SUPPLEMENTAL SCHEDULE OF NONCASH TRANSACTION
Receivable from sale of equipment	$—	$250,000

See notes to condensed financial statements.

VIRTUALSCOPICS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - Summary of Significant Accounting Policies

Nature of Business
VirtualScopics, LLC (the “Company”) is a New York Limited Liability Company formed on July 13, 2000. The Company primarily conducts its business activities in the United States. The Company’s headquarters are located in Rochester, New York. The Company’s business evolved from research first carried out at the University of Rochester, a related party (Note 6). As a result of this research, the Company has created a suite of image analysis software tools and applications which are used in detecting and analyzing specific structures in medical images. The Company’s developed software provides measurement and visualization capabilities designed to improve clinical research and development.

The accompanying interim unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made. The results of operations for the six-month period ended June 30, 2005 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2005. These interim unaudited condensed financial statements should be read in conjunction with the Company’s annual December 31, 2004 financial statements and footnotes included elsewhere in this Form 8-K.

The Company has recently completed a private offering and raised funds in the amount of $4.1 million. In connection with the transaction, the Company completed a reverse acquisition whereby the Company merged with a publicly-traded company (Note 7).

Concentration of Credit Risk
The Company derived 79% and 94% of its revenue from its largest customer for the six months ended June 30, 2005 and 2004, respectively. Since inception, the Company has generated losses from operations and has been primarily funded by private equity financing and revenues from its largest customer.

VIRTUALSCOPICS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - Summary of Significant Accounting Policies, continued

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. At June 30, 2005, the Company had cash balances in financial institutions in excess of the maximum amount insured by the Federal Deposit Insurance Corporation.

Revenue Recognition
The Company provides advanced medical image analysis which is charged to its customers on a per image basis in addition to various consulting and project/data management services. Revenue is recognized after the services are rendered or the image analysis is delivered.

The Company also offers software development to its customers. Software development revenue includes software integration, customization and development fees. Software development revenue is billed on a fixed price basis.

Patents
Costs incurred to acquire and file for patents, including legal costs, are capitalized as long-lived assets and amortized on a straight-line basis over the expected life of the patent.

Right to Use Equipment
In April 2004, the Company obtained the right to use a Magnetic Resonance Imaging (“MRI”) machine owned by the University of Rochester for a period of seven years (Note 6). The Company has recorded the value of the right to use as an other asset in the accompanying condensed statement of financial position and is amortizing the deferred asset based on usage over the life of the agreement.

For the six months ended June 30, 2005 and 2004, the total amount charged to amortization which is included in the accompanying condensed statements of operations was $92,646 and $33,852, respectively. Accumulated amortization on this deferred asset amounted to $228,053 and $33,852 as of June 30, 2005 and 2004, respectively.

VIRTUALSCOPICS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - Summary of Significant Accounting Policies, continued

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development
Research and development expense relates to the development of new products and processes including significant improvements to existing products. These costs are expensed as incurred.

Stock-Based Compensation
As permitted under Statement of Financial Accounting Standards (“SFAS”) No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure,” which amended SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined in Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and the related interpretations including Financial Accounting Standards Board (“FASB”) Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation,” an interpretation of APB No. 25. Accordingly, no compensation cost is recognized for stock-based compensation unless the price of the stock at the grant date is in excess of the amount the individual must pay to acquire the stock. The Company determined there was no compensation expense attributable to these options. Pro forma disclosures of net loss, as if the fair value based method of accounting had been applied, are presented below.

VIRTUALSCOPICS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - Summary of Significant Accounting Policies, continued

Stock-Based Compensation, continued
Had compensation expense been determined based on fair value at the grant date for the awards under the Plan consistent with SFAS No. 123, the Company’s net loss for the six months ended June 30, 2005 and 2004 would have been adjusted to the following pro forma amounts:

	For the Six Months Ended
	June 30,
	2005	2004
Net loss, as reported	$(1,064,680)	$(799,820)
Deduct: Total stock-based employee compensation expense determined under the fair value based method	(449,640)	(535,670)

Net loss, pro forma	$(1,514,320)	$(1,335,490)

To estimate compensation expense which would be recognized under SFAS No. 123, the Company used the Black-Scholes option-pricing model with the following weighted-average assumptions for options granted through June 30, 2005; risk-free interest rate of 3.86 percent, expected dividends of 0 percent, 75.7 percent volatility (based on peer group volatility), and an expected life of 7 years.

The pro forma disclosures are not likely to be representative of the effects on reported net loss for future periods.

The Company accounts for its stock-based payments to non-employees under the guidance of Emerging Issues Task Force (“EITF”) 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Connection with Selling Goods or Services,” which states that the transaction should be valued based on the fair value of the services provided or the fair value of the equity received, whichever is more reliably measurable.

VIRTUALSCOPICS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements
In December 2004, the FASB issued SFAS No. 123R “Share-Based Payment” (“SFAS 123R”), which amends SFAS No. 123, effective for the Company beginning January 1, 2006. SFAS 123R will require the Company to expense stock options based on grant date fair value in the financial statements. Further, the adoption of SFAS 123R will require additional accounting related to the income tax effects and additional disclosure regarding the cash flows effects resulting from share-based payment arrangements. The effect of expensing stock options on the results of operations using a Black-Scholes option pricing model is presented above. The Company has not yet adopted this standard.

Reclassifications
Certain reclassifications have been made to prior year amounts to conform to the current year’s presentation. These changes had no effect on reported financial position or results of operations.

NOTE 2 - Notes Payable to Members

Notes payable to members at June 30, 2005 amounted to $315,122.

During 2001, the Company entered into note agreements with two members in the amount of $32,500 each with interest accruing at the rate of 12% per annum until the notes are paid in full. The principal and interest on the notes were originally due on October 26, 2001. The notes were amended prior to this date and, at present, there is no scheduled maturity date. Total interest accrued but not paid on these notes amounted to $41,620 at June 30, 2005.

During 2002, the Company entered into additional note agreements with these two members, along with two additional members, for total cash proceeds of $360,000. The notes are payable in quarterly installments of principal and interest. The notes bear interest at the rate of 5.75% per annum and are due on March 31, 2008. Interest expense amounted to $7,480 and $13,888 for the six months ended June 30, 2005 and 2004, respectively.

VIRTUALSCOPICS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 - Patents

On May 24, 2002, the Company purchased from the University of Rochester, a related party, certain patents developed by the Company’s founders and previously licensed by the Company under an Exclusive Right Agreement. The Company paid $1,500,000 and issued warrants to acquire 375,000 common units to the University of Rochester for the full right and title to the patents. The warrants were recorded at fair value which totaled $157,000. This amount was capitalized and is included in the costs of the patents and was charged as an increase to members’ contribution. In addition, the Company capitalized $54,932 of legal expenses and filing fees associated with these acquired and other subsequently filed patents during the six months period ended June 30, 2005.

NOTE 4 - Equity Transactions

Common Units
As a New York State LLC, a holder of a common unit is considered a member of the Company and participates in the ownership, including voting rights, of the Company according to their respective ownership interest. The Company has 22,306,121 common units authorized of which 10,885,458 were issued and outstanding as of June 30, 2005 for contributions of $1,547,869 in cash and $81,436 in services.

Preferred Units
The Company is authorized to issue 8,206,794 Preferred Units. Each Series A Preferred Unit, Series B Preferred Unit and Series C Preferred Unit shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable Common Units as is determined by dividing the Series A Preferred Capital Amount Per Unit, the Series B Capital Amount Per Unit or Series C Preferred Capital Amount Per Unit, as applicable, by the Conversion Price for such series of Preferred Unit in effect at the time of conversion. The Conversion Price for the Preferred Units shall initially be the Preferred Capital Amount Per Unit. Such initial Conversion Price, and the rate at which Preferred Units may be converted into Common Units, shall be subject to Adjustment as defined.

In the event of a liquidation of the Company, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Preferred Units.

VIRTUALSCOPICS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 - Equity Transactions, continued

Preferred Units, continued
The Company may, at its option, require all holders of Preferred Units then outstanding to convert their Preferred Units into Common Units, at the then effective conversion rate, at any time on or after the closing of the sale of Common Units, in a fully, underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least ten million dollars ($10,000,000) of net proceeds to the Company, at a price per Unit which would result in a market capitalization of the Company of no less than twenty-five million dollars ($25,000,000) based upon the number of outstanding Units of the Company immediately prior to the commencement of the underwritten public offering.

Series A Preferred
During 2001, the Company authorized and issued 2,850,915 Series A Preferred Units to a venture capital firm for cash proceeds of $2,000,000. The holder of a Series A Preferred Unit is a member of the Company and participates in the ownership of the Company including the allocation of net income and losses as if the holder held an equal number of common units. In addition, the holder of the Series A Preferred Unit has a liquidation preference ($2,000,000 at June 30, 2005) over all other members, and is eligible to receive cumulative dividends at the rate of 7.5 percent per annum. As of June 30, 2005, dividends of $556,469 would be payable upon the occurrence of: 1) sale of the Company, 2) sale of the common units in a public offering, or 3) the dissolution or liquidation of the Company.

Series B Preferred
In June 2002, the Company authorized and issued 1,378,102 Series B Preferred Units to a customer for $2,500,000. The holder of a Series B Preferred Unit is a member of the Company and participates in the ownership of the Company including the allocation of net income and losses as if the holder held an equal number of common units. The holders of the Series B and Series C Preferred Units have a liquidation preference ($7,154,984 at June 30, 2005) over all members except for Series A Preferred Unit holders. In addition, the holders of Series B are eligible to receive cumulative dividends at the rate of 5.0 percent per annum. As of June 30, 2005, dividends of $394,694 would be payable upon the occurrence of: 1) sale of the Company, 2) sale of the common units in public offering, or 3) the dissolution or liquidation of the Company. The payment of the Series B and Series C dividends is subordinate to the payment of the Series A dividends.

VIRTUALSCOPICS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 - Equity Transactions, continued

Preferred Units, continued

Series C Preferred
In December 2002, the Company authorized 2,977,777 and issued 1,088,889 Series C Preferred Units for net cash proceeds of $2,422,705. The holder of a Series C Preferred Unit is a member of the Company and participates in the ownership of the Company including the allocation of net income and losses as if the holder held an equal number of common units. The holders of the Series C and Series B Preferred Units have a liquidation preference ($7,154,984 at June 30, 2005) over all members except for Series A Preferred Unit holders. In addition, the holders of Series B and Series C Preferred Units are eligible to receive cumulative dividends at the rate of 5.0 percent per annum.

During 2003 and 2004, the Company issued 979,993 additional Series C Preferred Units for net cash proceeds of $2,049,787. In addition, the members of the Company approved the authorization of an additional 1,000,000 Series C Preferred Units in May 2003. As of June 30, 2005, dividends of $539,084 would be payable to the holders of Series C Preferred Units upon the occurrence of: 1) sale of the Company, 2) sale of the common units in public offering, or 3) the dissolution or liquidation of the Company. The payment of the Series B and Series C dividends is subordinate to the payment of the Series A dividends.

Warrants
Warrants to purchase common units have been issued to various investors at exercise prices ranging from $0.01 to $2.25 per common unit in connection with the acquisition of patents and private placement of the Company’s Series C Preferred Shares. As of June 30, 2005, there were 559,221 warrants outstanding which were issued at fair value and amounted to $330,500.

Stock Options
The Company’s 2001 Long-Term Incentive Plan (“the 2001 Plan”) authorized the award of options to purchase up to 1,757,979 units of the Company’s common units to directors, officers and employees of the Company. The 2001 Plan was approved by the Board of Directors in November 2002. In May 2003, the members approved the authorization of an additional 800,000 units into the Plan and in September 2004, the members approved the authorization of an additional 1,000,000 units into the Plan. In September 2005, the Board of Directors approved an amended Long-Term Incentive Plan (“the 2005 Plan”). The 2005 Plan increased the vesting period from 3 years to 4 years and included a clause requiring the exercise of options within 90 days of termination, among other amendments.

VIRTUALSCOPICS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 - Equity Transactions, continued

Stock Options, continued
During the six month period ended June 30, 2005 and 2004, the Company granted options to purchase common units to employees at an exercise price of $2.25, which approximated the fair value on the respective grant dates. The options will vest ratably during the first three years following their issuance and have a ten-year life.

During the six month period ended June 30, 2005 and 2004, the Company issued 6,800 and 40,635 options to non-employees valued at $15,300 and $91,429, respectively, for radiological services performed. These options to non-employees vest immediately, have a $2.25 exercise price and a term of seven years from the date of grant. The value of the options was based on the replacement value of the services performed and is included in the Company’s unaudited condensed statements of operations.

NOTE 5 - Benefit Plan

The Company has a defined contribution plan which covers all of its employees. The employees’ annual contributions are limited to the maximum allowed under the Internal Revenue Code. Currently, there is no Company match for employee contributions.

NOTE 6 - Related Parties

On June 26, 2002, the Company entered into a multi-year strategic relationship with Pfizer Inc. (“Pfizer”) to accelerate the discovery, validation and application of image-based biomarkers for clinical research. Under the terms of the agreement, Pfizer invested $2,500,000 in the Company, giving it 10 percent ownership at that time. The Company used $1,500,000 of the investment to purchase the intellectual property that it was licensing from the University of Rochester. The strategic relationship was renewed for an additional two years, effective July 26, 2005.

VIRTUALSCOPICS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 6 - Related Parties, continued

In December 2002, the Company received an investment of $2,450,000 from GE Medical Systems for 1,088,889 of the Company’s Series C Preferred Units. Upon receipt of the investment proceeds, the Company purchased an MRI (Magnetic Resource Imaging) machine from this investor, for $2,300,000. During 2003, the equipment was sold to the University of Rochester, a related party, for $2,300,000. As of June 30, 2005, the Company had received a $1,250,000 payment from the University of Rochester. Additionally, the Company retained the right to use the machine exclusively one day a week for the next seven years. The $1,050,000 balance of the purchase price represents an advance payment to be applied on the fee for the use of the equipment and is recorded as an other asset in the unaudited condensed statement of financial position at June 30, 2005 and is being amortized based on usage over the life of the agreement. The equipment is being used by the Company for research and to broaden its ability to service its customers.

In March 2003, the Company entered into an agreement with Matrix USA, LLC, a related party of the Chairman of the Board and indirect member of the Company, to act as a placement agent for a private placement of the Company’s Series C Preferred Shares. Under the terms of the agreement, the Company will pay a placement fee of 12 percent of the gross proceeds along with one warrant to purchase the Company’s common units at $2.25 per unit for every ten units sold in the private placement. As of June 30, 2005, the Company had paid Matrix $103,380 and has issued 36,666 warrants under this agreement.

NOTE 7 - Subsequent Events

On November 4, 2005, the Company merged into ConsultAmerica, Inc. (“ConsultAmerica”), a publicly-traded company. In connection with the merger, ConsultAmerica issued 17,326,571 shares of its common stock for all of the common and preferred member units of the Company. The merger is being recorded as a reverse acquisition and will be accounted for as a recapitalization of VirtualScopics, LLC. VirtualScopics, LLC is considered the accounting acquirer in the exchange transaction since the owners of VirtualScopics, LLC as a group retained the majority of the ownership in the combined entity and the management of VirtualScopics, LLC will assume their same positions with the publicly-traded company. As a result, the owners and management of VirtualScopics, LLC will have actual or effective operating control of the combined company after the transaction, with shareholders of ConsultAmerica continuing only as passive investors.

VIRTUALSCOPICS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 - Subsequent Events, continued

In addition, the Board of Directors approved a change in fiscal year end from August 31 to December 31 and changed the name of the surviving entity to VirtualScopics, Inc. At the time of the merger, VirtualScopics, LLC had 17,183,357 common and preferred member units outstanding and ConsultAmerica had 4,562,500 shares of common shares outstanding. Concurrent with the merger, VirtualScopics, Inc. concluded the sale of 4,084.488 units consisting of 4,084.488 shares of Series A preferred stock that are each initially convertible into 400 shares of common stock at the offering price of $1,000 per unit and received net proceeds of $3,073,936. In addition, four-year warrants (200 warrants a unit) to purchase a total of 816,898 shares of common stock were issued at an exercise price of $4.00 per share.

In connection with the Private Placement, the Company incurred cash transaction placement agent fees totaling $326,758, and legal accounting and other fees and expenses totaling approximately $683,793. In addition, the Company issued 163,380 warrants to the placement agent in connection with the financing.